November 10, 2000

Mr. Richard A. Mahoney

Chief Executive Officer

MedPlus, Inc.

8805 Governor's Hill Drive

Suite 100

Cincinnati, OH 45249

Dear Dick:

I am writing to set forth the terms of the private placement on a 'best efforts' basis, of up to

$15,000,000 U.S. through the sale of the common stock (the "Common Stock') of MedPlus, Inc.

(the "Company") and a Warrant (the "Warrant") to purchase the Company's Common Stock.

The Engagement Date is the date on which the Company executes this engagement letter with

Crossover Ventures, Inc ("Crossover"). The Subscription Date is defined as the date on which a private equity line of credit agreement (the "Equity Line of Credit Agreement") and registration rights agreements are executed. The terms of the Equity Line of Credit Agreement and Warrant are as set forth in Attachment "A" "Term Sheet"

The Engagement

Crossover's engagement shall be for a period (the "Engagement Period") commencing on the date of execution of this Engagement Letter and concluding on the date twenty-five (25)

business days thereafter. Business days shall be defined in this agreement as days the major stock exchanges are open for business. During the Engagement Period, the Company shall not receive, accept, entertain, seek or pursue, in any manner, any means other than those offered by

Crossover to secure financing for the purposes for which this transaction is contemplated.

For a period commencing with the signing of this Engagement Letter and ending one (1) year after the Subscription Date, the Company agrees not to offer any other shares of the Company's common stock at a discount in the form of an Equity Line of Credit without first offering the right to place such securities to Crossover.

Crossover will sign an irrevocable subscription agreement (the "Subscription Agreement") to purchase the Common Stock and the Warrant. These securities shall he offered and sold pursuant to and in compliance with Regulation D under the Securities Act of 1933, as amended

(the "Securities Act"), any other applicable federal securities regulations and the applicable laws of each jurisdiction in which the offerings are conducted. In conjunction with these offerings, Crossover will use only publicly available information (such as SEC filings), the legal documents pertaining to this transaction, and other materials as the Company shall have approved for such purpose

In consideration of the Investors agreement to purchase the Common Stock and the Warrant, the

Company will file a registration statement (the "Registration Statement") with the Securities and

Exchange Commission ("SEC"), registering the Common Shares issuable pursuant to the transactions contemplated herein and the Warrants. The Registration Statement must be maintained effective until the earlier of the time when (i) all shares of Common Stock issued pursuant to Puts or exercise of the Regulation D Warrant (the "Registrable Shares") have been disposed of pursuant to the Registration Statement, (ii) all Registrable Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Registrable

Shares have been otherwise transferred to holders who may trade such Shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) all Registrable Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act in the opinion of counsel to the Company,

which counsel shall be reasonably acceptable to the Investor provided, however, that such registration rights shall not terminate earlier than two years following the Subscription Date or the date of the final Put.

The Company hereby agrees and warrants that it shall use its best efforts to assist Crossover with this private placement. 'Best efforts' includes but is not limited to: 1) The Company promptly providing all financial and other business information requested by Crossover; 2) The Company promptly meeting in-person with Crossover upon Crossover's request; 3) The Company consummating the private placement transaction, provided that the private placement is in substantial compliance with the terms set forth either in the Attachment "A" Term Sheet or through oral negotiations by the Company and Crossover; and 4) The Company complying in all respects with the terms of each Subscription Agreement and Registration Rights Agreement

entered into with Crossover.

The Company and Crossover agree and acknowledge that the breach of the Company's reasonable 'best efforts' as set forth above will render it impracticable or extremely difficult to fix Crossover's actual damages. Consequently a breach of the Company's best efforts or any other failure by the Company to cooperate and comply fully with the terms of this agreement shall result in liquidated damages of $55,000 (also referred to herein as the "break-up" fee) to cover Crossover's fees and legal expenses. The liquidated damages shall be paid by the

Company. In the event of a breach by the Company of this agreement, the Company agrees to pay the "break-up" fee of $55,000 within thirty (30) calendar days of the break-up. The

Company further agrees to be fully bound by the Indemnification Provisions of Attachment "B"

hereto and which is incorporated by reference.

This letter agreement shall be governed by and interpreted in accordance with the laws of the

State of California without giving effect to conflict of law provisions. The parties jointly consent to personal jurisdiction in any state or federal court located in the City or County of San

Francisco, California, waive any objection as to jurisdiction or venue, and agree not to assert any defense based on lack of jurisdiction or venue. In any litigation, arbitration, or other dispute resolution arising out of or relating to this agreement, the prevailing party shall be reimbursed by the other party for reasonable attorneys' fees and/or arbitration costs.

Both parties to this agreement and the terms and conditions contained herein and in the documents referred to herein, and has relied upon his, her or its own judgment belief,

knowledge, understanding and expertise after careful consultation with his, her or its own legal counsel concerning the legal effect of the agreement and all of the terms of this agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

This letter agreement may be executed in any number of counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute an instrument.

We look forward to working with you.

Sincerely,

/s/ Alan Flatt

Alan Flatt

Executive Vice President

Agreed to and accepted this 13th day of November 2000.

/s/ Daniel A. Silber

Vice President of Finance,

Chief Executive Officer

MedPlus, Inc.

Attachment A

Term Sheet

MedPlus, Inc.

Symbol: MEDP

Exchange: Nasdaq (National Market: NM)

Private Placement Term Sheet of up to

$15,000.000 Regulation D offering of Common Shares & Warrants

Definitions:

Market Price.	The Volume Waited Average Price ("VWAP) of MEDP's common stock over the 22-day trading period following a Put.
Threshold Price:	Minimum price MEDP is willing to accept for shares of the company sold to the investor under this agreement.
Subscription Date/
Closing Date:	The date in which the investor executes the Subscription Agreement.
Effective Date:	The date in which the Securities Exchange Commission declares the registration statement (registering the common shares and common shares underlying the warrants for resale) effective.
Put:	Draw down, by MEDP, of a portion of the Subscription Agreement to purchase the Common Shares.
Issuer:	MedPlus, Inc. ("MEDP"')

Securities Offered:	Common Shares & Warrants
Common Shares:	Investor shall execute irrevocable commitments to purchase up to $15,000,000 of Common Shares over the course of three years after the Effective Date. There will be a minimum Put requirement of $500,000 over the life of the commitment. MEDP will have the sole option to set the date of each redemption and the portion of the Subscription to be redeemed (each, a "Put"), subject to the following conditions:

Common Shares Restrictions:	a) Each Put shall be a minimum of $250,000 and

subject to a maximum amount of $1,000,000. Such amounts shall he adjusted according to the following formula (45 day weighted average price * 45 day total trading volume *10%).

b) There will he a minimum of seven-business days between Puts.

c) The Common Share price upon a Put must be a

minimum of $ 1.00.

d) The Registration Statement is effective upon the date of a Put.

Purchase Price of Common Shares:	The purchase price shall be set at 12% off the

Market Price on the day a Put is made. In the event the Market Price is $12 or greater on the date of a Put, the Purchase Price shall be 10% off the Market Price on the day a Put is made. For each day that the Market Price is below the Threshold Price, no shares will be sold to the investor.

Settlement:	Each 22 day period following a Put ("Pricing Period) is divided into two - 11 day periods ("Settlement Period"). The purchase of stock shall be settled on the second business day following the end of each Settlement Period (each a "Settlement Date").

Warrants Term:	3-Year Life beginning 6-months after the Subscription Date.

Strike Price of Warrants:	125% of VWAP for 5 days prior to the Subscription Date. If at the initial closing, the Strike Price of the Warrants is less than $5.73, the Investor will have the option to either close this transaction with a set Strike Price of $5.73 or not close this transaction. If the Investor chooses not to close this transaction for this reason only, the Investor will reduce the Breakup Fee to $25,000.

# of Warrants included in transaction:	100,000

Registration for Resale of Common Stock:	MEDP will file a registration statement under the Securities Act of 1933 with respect to the Common Shares within 45 days of the Subscription Date. MEDP will use its best efforts so cause such registration statement to be declared effective within 90 days of the Subscription Date and remain effective for one year. In the event the SEC decides to review the Company's registration statement, the Company shall have an additional thirty days to amend and cause such registration statement to become effective.

No Short Provision:	The Investor will commit to a "no short" provision that will prohibit any short selling of the Issuer's common stock for the length of the commitment.

Fees:	Crossover wilt receive a fee equal to 4.0% of the

gross proceeds collected, payable out of escrow

each time a Put is exercised, as well as a one-time flat fee of $25,000 for non accountable expenses and $10,000 for legal fees associated with the transaction.

Use of Proceeds:	Draws will be used for working capital and other general corporate purposes including mergers/acquisitions.

Attachment B

Indemnification Provisions

MedPlus, Inc. (the "Company") agrees to indemnify and hold harmless Crossover Ventures, Inc. ('Crossover") and their agents, employees, affiliates, control persons, successors in interest, and assigns (each an "Indemnitee" and collectively the "Indemnitees") from and against, without limitation, any and all liability, losses, claims ,damages, obligations, legal proceedings, causes of action, suits, investigations, penalties, judgments, awards, costs, expenses, and disbursements (collectively "Losses") directly or indirectly caused by, relating to, based upon, arising out of or in connection with (a) any act or omission by any Indemnitee, except acts or omissions which constitute gross negligence or intentional misconduct, while acting on behalf of the Company in any fashion, (b) any actual or alleged untrue statement of a material fact contained in or any actual or alleged omissions from written information furnished by the Company to any Indemnitee or any prospective purchaser of the Common Shares and Warrants, or (c) investigating, preparing, or defending any related action, suit, proceeding, or investigation, whether or not in connection with litigation in which any Indemnitee is a party.

If any action, suit, proceeding or investigation is commenced, as to which any Indemnitee proposes to demand indemnification, the Indemnitee shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnitee to notify the Company shall not relieve the Company from its obligations hereunder, except to the extent of any actual loss or damage suffered by the Company by reason of any such delay or failure. The Company shall have the right to control the defense and settlement of any such action, suit, proceeding or investigation; will assume the defense of such action, suit, proceeding or investigation; will employ counsel reasonably satisfactory to Crossover; and will pay the fees and expenses of such counsel. Notwithstanding the obligation of the Company to employ counsel in connection with any such action, suit, proceeding, or investigation, an Indemnified Party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if such Indemnified Party reasonably determines after discussion with, and reasonable consent by the Company that representation by counsel chosen by the Company constitutes a conflict on any significant issue between the positions of such Indemnified Party and the Company or any other party represented by counsel chosen by the Company or if the Company fails to provide counsel reasonably satisfactory to the Indemnified Party in a timely manner. In such event, the reasonable fees and disbursements of such separate counsel will be paid promptly by the Company. In no event will the Company be responsible for the fees and expenses of more than one counsel (in addition to any necessary local counsel) for all Indemnified Parties at anytime in connection with any action, suit, proceeding or investigation or separate but substantially similar or related actions, suits, proceedings, or investigations in the same jurisdiction. The Company shall be liable for any payment of any award or settlement of any claim against any Indemnitee made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Indemnitee seeking indemnification, which shall not be withheld unreasonably, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes an unconditional release from all liability for the Indemnitee.

If a claim for indemnification pursuant to these Indemnification Provisions is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to be unenforceable, despite the express provisions hereof, then the Company and the Indemnitees shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in proportion to the relative benefits received by and the relative fault of the Company, on the one hand, and the relative benefits received by and the relative fault of the Indemnitees, on the other hand. Other relevant equitable considerations shall also be considered in determining the amount of contribution for which each party is responsible. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Indemnitees shall not be obligated to contribute any amount hereunder that exceeds the amount of fees actually received by Crossover pursuant to the Engagement Letter.

These Indemnification Provisions shall be in addition to any liability, which the Company may otherwise have to the Indemnitees or prospective purchasers in the transaction contemplated by the Engagement Letter. Notwithstanding any other provision hereof, these Indemnification Provisions shall not apply to any portion of Losses to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnitee seeking indemnification hereunder. Neither termination nor completion of the engagement of Crossover pursuant to the Engagement Letter shall affect these Indemnification Provisions, which shall remain operative and in full force and effect.

Agreed to and accepted this 13th day of October, 2000.

/s/ Daniel A. Silber

V.P. Finance, CFO

MedPlus, Inc.